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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: MAY 20, 2003
                        (DATE OF EARLIEST EVENT REPORTED)



                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                     1-12534                   72-1133047
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
              (Address of Registrant's Principal Executive Offices)



                                 (281) 847-6000
              (Registrant's Telephone Number, Including Area Code)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(b)      Pro forma financial information.

                  The unaudited pro forma combined condensed income statement for the year ended December 31, 2002 giving effect to the acquisition by Newfield Exploration Company of EEX Corporation and the issuance by Newfield Exploration Company of the Notes described therein begin on page F-1 of this report.

                                       1







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    NEWFIELD EXPLORATION COMPANY



Date:  May 20, 2003                                 By: /s/ TERRY W. RATHERT
                                                        ------------------------
                                                        Terry W. Rathert
                                                        Vice President and Chief
                                                        Financial Officer




                                       2

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                          NEWFIELD EXPLORATION COMPANY

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT


         On November 26, 2002, Newfield Exploration Company ("Newfield") acquired EEX Corporation ("EEX") pursuant to a stock-for-stock merger (the "Merger") in which Newfield Operating Company, a wholly owned subsidiary of Newfield, merged with and into EEX, with EEX surviving as a wholly owned subsidiary of Newfield. A total of approximately 7.1 million shares of Newfield common stock were issued in connection with the Merger. Newfield financed the EEX debt that became due at the closing of the Merger and a portion of the transaction costs associated with the Merger with the issuance in August 2002 of $250 million aggregate principal amount of its 8 3/8% Senior Subordinated Notes due 2012 (the "Notes").

         The following unaudited pro forma combined condensed income statement combines the historical consolidated income statements of Newfield and EEX and gives effect to the issuance of the Notes and to the Merger using the purchase method of accounting.

         The unaudited pro forma combined condensed income statement is based on the following assumptions and adjustments:

         o the income statement data assume that the issuance of the Notes and the Merger were effected on January 1, 2002; and

         o the historical financial statements of EEX have been adjusted to conform to the accounting policies of Newfield.

         The historical income statement information for the year ended December 31, 2002 is derived from the unaudited financial statements of EEX and the audited consolidated financial statements of Newfield. The unaudited pro forma combined condensed income statement should be read together with the historical financial statements and related notes of Newfield.

         The unaudited pro forma combined condensed income statement is presented for illustrative purposes only. The financial results may have been different if the companies had always been combined or if the transactions had occurred as of the date indicated above, and the unaudited pro forma combined condensed income statement does not purport to predict Newfield's future results. Further, the unaudited pro forma combined condensed income statement does not reflect the effect of restructuring charges that have been or will be incurred to fully integrate and operate the combined organization more efficiently or synergies that have resulted, or are anticipated to result, from the Merger.


                                      F-1
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                          NEWFIELD EXPLORATION COMPANY

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  YEAR ENDED DECEMBER 31, 2002
                                                                    --------------------------------------------------------
                                                                    HISTORICAL    HISTORICAL     PRO FORMA        PRO FORMA
                                                                    NEWFIELD(A)     EEX(B)      ADJUSTMENTS        COMBINED
                                                                    -----------   ----------    -----------       ----------
Revenues ........................................................   $  661,750    $  137,499                      $  799,249

Operating expenses:
    Lease operating .............................................      105,860        23,235                         129,095
    Exploration .................................................           --        23,060    $   (23,060)(C)           --
    Production and other taxes ..................................       17,286        10,193                          27,479
    Transportation ..............................................        5,708            --                           5,708
    Depreciation, depletion and amortization ....................      303,274        41,894        (41,894)(D)      385,303
                                                                                                     82,029 (E)
    General and administrative ..................................       56,117        15,836                          71,953
    Gain on sales of property, plant and
      equipment, net ............................................           --          (858)           577 (F)         (281)(F)
                                                                    ----------    ----------                      ----------
        Total operating expenses ................................      488,245       113,360                         619,257
                                                                    ----------    ----------                      ----------

Income from continuing operations ...............................      173,505        24,139                         179,992
                                                                    ----------    ----------                      ----------
Other income (expenses):
    Interest and other income (expense) .........................      (18,721)        1,030                         (17,691)
    Interest expense ............................................      (34,555)      (24,714)         1,873 (G)      (61,767)
                                                                                                      6,593 (H)
                                                                                                     10,737 (I)
                                                                                                    (21,701)(I)
    Dividends on convertible preferred securities
      of Newfield Financial Trust I .............................       (9,344)           --                          (9,344)
                                                                    ----------    ----------                      ----------
        Total other income (expenses) ...........................      (62,620)      (23,684)                        (88,802)
                                                                    ----------    ----------                      ----------

Income before income taxes, discontinued
   operations and extraordinary items ...........................      110,885           455                          91,190
                                                                    ----------    ----------                      ----------
Income tax provision ............................................       37,038           431         (7,053)(J)       30,416
                                                                    ----------    ----------                      ----------
Income before discontinued operations,
   extraordinary items and preferred stock
   dividends ....................................................   $   73,847    $       24                      $   60,774
                                                                    ==========    ==========                      ==========
Per share data:
    Basic earnings per share (K) ................................   $     1.64    $       --                      $     1.18
                                                                    ==========    ==========                      ==========
    Diluted earnings per share (K) ..............................   $     1.61    $       --                      $     1.17
                                                                    ==========    ==========                      ==========

    Weighted average number of shares outstanding
       for basic earnings per share .............................       45,096        41,901        (41,901)(L)       51,485
                                                                    ==========    ==========          6,389 (L)   ==========
    Weighted average number of shares outstanding
       for diluted earnings per share ...........................       49,589        41,901        (41,901)(L)       52,055
                                                                    ==========    ==========          6,389 (L)   ==========
                                                                                                     (3,923)(M)


                  See accompanying Notes to Unaudited Pro forma
                      Combined Condensed Income Statement.


                                      F-2

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                          NEWFIELD EXPLORATION COMPANY

        NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT


(A) The Newfield historical amounts are derived from the audited consolidated statement of income of Newfield and include EEX's consolidated results for the period from November 27, 2002 (the day following the Merger) through December 31, 2002.

(B) The EEX historical amounts are derived from the unaudited consolidated statement of operations of EEX for the period from January 1, 2002 through November 26, 2002 (the date of the Merger).

(C) To record the reversal of historical EEX exploration expense recorded in accordance with the successful efforts method of accounting for oil and gas activities. No such expense is recorded under the full cost method of accounting for oil and gas activities utilized by Newfield.

(D) To record the reversal of historical EEX depreciation, depletion and amortization expense recorded in accordance with the successful efforts method of accounting for oil and gas activities.

(E) To record pro forma depreciation, depletion and amortization expense in accordance with the full cost method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

(F) To record the reversal of the historical EEX gain on the sales of oil and gas properties recorded in accordance with the successful efforts method of accounting for oil and gas activities. The remaining $0.3 million gain on sales of property, plant and equipment for the year ended December 31, 2002 relates to the sale of non oil and gas assets.

(G) To adjust EEX historical interest expense to reflect the reversal of amortization of historical debt issuance costs.

(H) To record the capitalization of interest based on the allocation of the purchase price to unproved oil and gas properties.

(I) To eliminate historical EEX interest expense of approximately $10.7 million for the year ended December 31, 2002 related to EEX's credit facility and to reflect the interest expense which results from the issuance of the Notes with a stated interest rate of 8 3/8%. The Notes were issued at a discount of 0.832%. Interest expense also includes amortization of debt issuance costs and the Note discount which is being amortized over the term of the Notes.


                                                                            YEAR ENDED
                                                                            DECEMBER 31,
                                                                               2002
                                                                           --------------
                                                                           (IN THOUSANDS)
Interest expense - $250 million senior subordinated notes ..............   $       20,938
Amortization of note discount - senior subordinated notes ..............              150
Amortization of debt issuance costs - senior subordinated notes ........              613
                                                                           --------------
                                                                           $       21,701
                                                                           ==============

(J) To record income tax expense on the pro forma adjustments based on the applicable statutory tax rate of 35%.

(K) Calculated by dividing income before discontinued operations, extraordinary items and preferred stock dividends by the weighted average number of shares outstanding.

(L) To reverse historical EEX common stock and reflect the net effect of Newfield common stock issued in the Merger as if the shares were issued on January 1, 2002.

(M) To adjust the weighted average number of shares outstanding for the calculation of diluted earnings per share to exclude the dilutive effect of the shares underlying Newfield's 6 1/2% quarterly income convertible trust preferred securities because to include such shares would have been antidilutive.


                                      F-3